                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant / /

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                               WALBRO CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                               WALBRO CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                               WALBRO CORPORATION
                              6242 GARFIELD STREET
                           CASS CITY, MICHIGAN  48726
                                 (517) 872-2131

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                      AND
                                PROXY STATEMENT

                                 MARCH 14, 1996


To the Stockholders of
Walbro Corporation

         The Annual Meeting of the stockholders of Walbro Corporation, a Delaware corporation, will be held in Auburn Hills, Michigan, at the Company's automotive headquarters, 1227 Centre Road, on April 17, 1996 at 11:00 a.m. EDT, for the following purposes:

         (1) To elect three Directors to serve for a term of three years or until their successors have been elected and qualified; and

         (2) To transact such other business as may properly be brought before the meeting or any adjournment thereof.

         The Board of Directors of the Company (the "Board of Directors" or "Board") has fixed the close of business on February 19, 1996 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. The transfer books of the Company will not be closed. It is anticipated that this Notice and Proxy Statement and the enclosed form of proxy will first be sent to the stockholders on or about March 14, 1996.

         The Board of Directors would like to have all stockholders represented at the meeting. Whether or not you plan to attend the meeting, you are urged to fill in, date and sign your proxy, and return it in the accompanying envelope. You have the power to revoke your proxy at any time before it is voted by written notice to the Secretary of the Company, and the giving of a proxy will not affect your right to vote in person if you attend the meeting. Your proxy is solicited by the Board of Directors, and the cost of solicitation will be paid by the Company. Proxies may be solicited by personal interview, telephone or telegram by the officers, employees or directors of the Company, none of whom will receive any compensation therefor in addition to his or her regular compensation. In addition, the Company has engaged Morrow & Co., Inc. to solicit proxies by telephone, mail or personal contact from brokers, bank nominees, other institutional holders and the 100 individual stockholders of record holding the greatest number of shares of the Company's common stock, par value $.50 per share ("Common Stock"). The Company will pay Morrow & Co. a fee of $3,500 for its services.

         On February 19, 1996, there were 8,598,096 shares of Common Stock outstanding, each of which is entitled to one vote. An Annual Report for the fiscal year 1995 containing financial and other information pertaining to the Company is being mailed to the stockholders together with this Notice and Proxy Statement.

         The vote of a majority of the shares present in person or by proxy at the meeting will be required to elect the candidates for Director.

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and will also count abstentions for purposes of voting on any proposal presented at the meeting or any adjournment thereof. Abstentions will have the same effect as a vote against a proposal. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.


                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

         Pursuant to the power vested in it under Article VI of the Company's Restated Certificate of Incorporation, as amended (the "Restated Certificate"), the Board of Directors has fixed the number of Directors which shall constitute the whole Board at eight. Article VI of the Restated Certificate also provides that the Board members shall be classified with respect to the time for which they shall hold office by dividing them into three classes, the members of each class to hold office for a term of three years. Three Class III Directors are to be elected at the Annual Meeting of Stockholders on April 17, 1996 for a term of three years expiring at the Annual Meeting of Stockholders in 1999.

         If for any reason any of the nominees shall become unavailable for election, the proxy will be voted for nominees selected by the Board of Directors. At this time the Company knows of no reason why any of the nominees would not be available for election.

         THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE NOMINEES NAMED BELOW AND YOUR PROXY WILL BE SO VOTED UNLESS AUTHORITY IS WITHHELD.

INFORMATION AS TO NOMINEES

         The names of the nominees for the office of Director, together with certain information concerning such nominees, are set forth below:

                                                                                                     Served as
                                            Principal Occupation and Business Experience              Director
  Nominees                  Age                      During the Past Five Years                        Since
--------------------        ---   ----------------------------------------------------------------   ---------
                                                   CLASS III
                                             TERM EXPIRES IN 1999:

William T. Bacon, Jr.       73    Associate,   The  Chicago  Corporation  since  1991.    Honorary      1972
*                                 Director, Stifel  Financial Corp. 1984  - 1994.   Prior thereto,
**                                Managing Partner of Bacon  Whipple & Co., Inc.   Also a director
                                  of IDEON Corp.

Frank E. Bauchiero          61    President  Industrial  Group,  Dana Corporation  North  American      1990
**                                Operations,  Dana Corporation  since 1989  and Dana  Group Vice-
***                               President,  1987-1990.  Dana Corporation manufactures automotive
****                              product  systems, mobile  off-highway  equipment and  industrial equipment.  Also a director of Regal Beloit Corp.

Vernon E. Oechsle           53    President,  Chief  Executive  Officer  and  Director  of  Quanex      1994
****                              Corporation  since  1996;  Chief  Operating  Officer  of  Quanex
*****                             Corporation, 1993-1995.   Quanex is a  manufacturer of specialty
                                  steel  and  aluminum   products.    From  1990  to  1992,  Chief
                                  Executive  Officer of  Allied  Signal Automotive;  prior thereto
                                  Group Executive,  Automotive and Truck for  Dana Corporation and
                                  President of Hayes-Dana, Dana's Canadian subsidiary.




---------------
*        Member of the Executive Committee
**       Member of the Compensation Committee
***      Member of the Audit Committee
****     Member of the Human Resource Planning Committee
*****    Member of the Directors Committee

INFORMATION AS TO DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE
MEETING
         The name of, and certain information with respect to, the remaining five (5) Directors of the Company are as follows:

                                                                                                     Served as
                                            Principal Occupation and Business Experience              Director
  Directors                Age                       During the Past Five Years                        Since
------------------         ---   ----------------------------------------------------------------    ----------
                                                    CLASS I
                                             TERM EXPIRES IN 1997:

Herbert M. Kennedy         66    Professor of Business  Administration, Principia College,  Elsah,      1981
*                                Illinois since before 1990 to 1995 (Retired July 1995).
***


Robert D. Tuttle           70    A Director  of Woodhead Industries, Inc.  and Guardsman Products,      1981
**                               Inc.   From before 1989  to 1991, Chairman,  CEO and Director  of
****                             SPX Corporation which produces  specialty tools and equipment and
*****                            distributes automotive components.

Robert H. Walpole          56    President  of  Walbro Engine  Management Corporation  since 1991.      1983
                                 Vice President of the Company since 1983.


                                                   CLASS II
                                            TERM EXPIRES IN 1998:

Lambert E. Althaver        65    Chairman of the Board of the Company since 1987.  President  and      1968
*                                Chief Executive Officer since 1982.

John E. Utley              55    Chairman of  the Board  of Kelsey-Hayes  Company since  1992 and      1993
***                              Vice  Chairman and  Vice President  from 1989  to 1992.   Senior
*****                            Vice President  of Varity Corporation since  1994.  Kelsey-Hayes produces  anti-lock braking  systems,  traction control  systems
                                 and  wheel  assemblies  for   the  automotive  industry.    Also
                                 Chairman of the Board of Hayes Wheels International, Inc.


Mr. Robert H. Walpole is a brother-in-law of Mr. Lambert E. Althaver.




---------------
*        Member of the Executive Committee
**       Member of the Compensation Committee
***      Member of the Audit Committee
****     Member of the Human Resource Planning Committee
*****    Member of the Directors Committee

BOARD MEETINGS AND COMMITTEES

         The Company has an Audit Committee, a Compensation Committee, a Directors Committee, a Human Resource Planning Committee and an Executive Committee.

         The Audit Committee, consisting of Messrs. Kennedy (Chairman), Bauchiero and Utley, met twice in 1995 and recommended to the Board of Directors the selection of the Company's independent public accountants and reviewed the plan, scope and results of such independent public accountants' audit. The primary purpose and function of the Audit Committee is to provide an opportunity for direct communication with the Board of Directors by the Company's independent public accountants.

         The Compensation Committee of the Board of Directors held one meeting in 1995. The members of the Compensation Committee are Messrs. Bacon (Chairman), Bauchiero and Tuttle. The Compensation Committee awards stock options under the Company's stock option plans, determines the compensation of the Company's executive officers and reviews, and sets the policies for, the compensation payable to approximately the next 25 most highly compensated employees of the Company. See "Compensation Committee Report on Executive Compensation."

         The Directors Committee of the Board of Directors did not meet in 1995. The members of the Directors Committee are Messrs. Utley (Chairman), Oechsle and Tuttle. The Directors Committee (i) conducts a continuing study of the size, structure, and composition of the Board; (ii) seeks out and interviews possible candidates and reports its recommendations to the Board;
(iii) periodically reviews the Board's tenure policy; and (iv) determines the criteria for selection and retention of Board members. Although the Committee has its own procedures for selecting nominees for Board membership, it will give due consideration to nominees recommended by stockholders. A stockholder desiring to recommend a person for nomination to the Board should submit a complete resume of the proposed nominee's qualifications and background together with a statement setting forth the reasons why such person should be considered for membership. Such information should be addressed to the Secretary of the Company.

         The Company has an Executive Committee vested with the powers of the Board, except those powers specifically reserved by Delaware law to the full Board. The Executive Committee exists to give the Board the flexibility to make decisions during intervals between regular meetings of the full Board. The Committee members are Messrs. Althaver (Chairman), Bacon and Kennedy. The Executive Committee did not meet in 1995.

         The Human Resources Planning Committee of the Board met once in 1995. The members of this committee are Messrs. Tuttle (Chairman), Bauchiero and Oechsle. The Human Resource Planning Committee reviews the short and long range human resource needs of the Company and advises management of its assessment. Also, the Human Resource Planning Committee evaluates strategic human resource needs including senior executive succession.

         During the year ended December 31, 1995, the Board of Directors held a total of six meetings. During 1995, each Director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he served.

COMPENSATION OF THE BOARD OF DIRECTORS

         Employee-officers who are also Directors do not receive compensation for their service as Directors. The non-employee Directors of the Company receive an attendance fee of $1,200 for each Directors' meeting attended, $750 for each committee meeting attended and $300 for each telephone meeting of the full Board or a Committee. Additionally, non-employee Directors of the Company receive an annual retainer of $20,000.

         On June 21, 1994, the Company granted to each non-employee Director of the Company, other than Mr. Oechsle, an option to purchase 10,000 shares of Common Stock at $25.50 per share and effective October 1, 1994, the Company granted to Mr. Oechsle an option to purchase 10,000 shares of Common Stock at $21.75 per share. Under the Equity Plan, each non-employee Director may elect to receive all or any portion of his compensation in the form of stock options.

         In addition, non-employee Directors are entitled to participate in the Company's Retirement Income Plan for Directors (the "Retirement Income Plan"). The Retirement Income Plan, which became effective February 23, 1988, provides an annual benefit to Directors who have completed at least five consecutive years of service equal to the annual retainer paid to the outside Directors of the Company as periodically modified, subject to the following vesting schedule: five years - 50%; six years - 60%; seven years - 70%; eight years - 80%; nine years - 90%; and ten years - 100%. The benefit is paid annually commencing at age 72 or when the individual ceases to be a Director, whichever last occurs, and continues for life. If upon death a Director is survived by a spouse, the spouse is entitled to receive for the balance of the spouse's life an annual payment equal to 50% of the annual payment that would have been payable to the Director under this policy.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         As of February 19, 1996, to the knowledge of the Company's Board of Directors, the following persons were owners of more than five percent (5%) of the Common Stock.


             Name and Address of                                       Amount and Nature of      Percentage of
              Beneficial Owner                                         Beneficial Ownership          Class
---------------------------------------                                --------------------      -------------
David L. Babson & Co., Inc.                                                 730,900(1)                8.5%
One Memorial Drive
Cambridge, MA  02142

The Capital Guardian Trust Company                                          571,300(2)                6.6%
and The Capital Group Companies, Inc.
333 S. Hope Street
Los Angeles, CA  90071

------------------
(1) As reported on a Schedule 13G dated February 12, 1996 filed with the Commission by David L. Babson & Co., Inc. According to such Schedule 13G, David L. Babson & Co., Inc. has sole voting power with respect to 403,300 of these shares, shared voting power with respect to 327,600 of these shares and sole dispositive power with respect to all 730,900 of these shares.

(2) As reported on a Schedule 13G dated February 9, 1996 filed with the Securities and Exchange Commission (the "Commission") by The Capital Group Companies, Inc. and The Capital Guardian Trust Company. The Capital Guardian Trust Company is a wholly owned subsidiary of The Capital Group Companies, Inc. According to such Schedule 13G, The Capital Group Companies, Inc. and The Capital Guardian Trust Company each have sole voting power with respect to 471,300 of these shares and no voting power with respect to the remaining 100,000 shares and have sole dispositive power with respect to all 571,300 of these shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information regarding beneficial ownership of Common Stock by each of the Directors and nominees, each of the Named Officers (as defined on page 11) and all Directors and executive officers of the Company as a group as of February 19, 1996:

                                                                 Amount and Nature of            Percentage
Names                                                          Beneficial Ownership (1)           of Class
-------------------------------------------------------        -----------------------           ----------
Lambert E. Althaver . . . . . . . . . . . . . . . . . .                    220,944(2)               2.6%
William T. Bacon, Jr. . . . . . . . . . . . . . . . . .                     67,775(3)                 *
Frank E. Bauchiero  . . . . . . . . . . . . . . . . . .                     12,494(4)                 *
Herbert M. Kennedy  . . . . . . . . . . . . . . . . . .                     12,500(5)                 *
Vernon E. Oechsle . . . . . . . . . . . . . . . . . . .                     12,466(6)                 *
Michael A. Shope  . . . . . . . . . . . . . . . . . . .                      5,609(7)                 *
Robert D. Tuttle  . . . . . . . . . . . . . . . . . . .                     16,000(8)                 *
John E. Utley . . . . . . . . . . . . . . . . . . . . .                     12,297(9)                 *
Gary L. Vollmar . . . . . . . . . . . . . . . . . . . .                     38,778(10)                *
Robert H. Walpole . . . . . . . . . . . . . . . . . . .                    194,425(11)              2.3%
Richard H. Whitehead, III . . . . . . . . . . . . . . .                     14,790(12)                *
All Directors and Executive Officers as
  a Group (12 persons)  . . . . . . . . . . . . . . . .                    625,585(13)              7.3%

------------------
* Indicates that the percentage beneficially owned does not exceed one percent.

(1) The named stockholders have sole voting and dispositive power over all shares except as otherwise noted and except as to those shares over which beneficial ownership is disclaimed.
(2) Includes 74,643 shares owned by Mr. Althaver's wife. Mr. Althaver disclaims beneficial ownership of these shares. Also includes 55,349 shares which are covered by presently exercisable options under the Company's stock option plans and 17,791 shares held for the account of Mr. Althaver by the trustee of the Company's Advantage Plan.
(3) Includes 3,300 shares owned by Mr. Bacon's wife and 5,025 shares owned by Mr. Bacon's son. Mr. Bacon disclaims beneficial ownership of these shares. Also includes 10,000 shares over which Mr. Bacon shares voting power as co-trustee of two trusts for the benefit of the beneficiaries of the estate of his deceased mother. Includes 10,000 shares which are exercisable under the Equity Plan.
(4)   Includes 11,466 shares which are exercisable under the Equity Plan.
(5) Includes 1,250 shares over which Mr. Kennedy has voting power as trustee of a trust. Also includes 1,250 shares over which Mr. Kennedy's wife has sole voting power as trustee of a trust and as to which Mr. Kennedy disclaims beneficial ownership. Includes 10,000 shares which are exercisable under the Equity Plan.
(6)   Includes 11,466 shares which are exercisable under the Equity Plan.
(7) Includes 100 shares owned by Mr. Shope's son. Mr. Shope disclaims beneficial ownership of these shares. Also includes 3,309 shares which are covered by presently exercisable options under the Company's stock option plans.
(8) Includes 3,000 shares which Mr. Tuttle owns jointly with his wife, over which Mr. Tuttle and his wife share voting and dispositive power. Includes 10,000 shares which are exercisable under the Equity Plan.
(9)   Includes 11,797 shares which are exercisable under the Equity Plan.
(10) Includes 28,740 shares which are covered by presently exercisable options under the Company's stock option plans and 5,250 shares held for the account of Mr. Vollmar by the trustee of the Company's Advantage Plan.
(11) Includes 79,385 shares over which Mr. Walpole shares voting power as co-trustee of a trust for the benefit of the beneficiaries of the estate of his deceased father. Includes 13,325 shares owned by Mr. Walpole's wife. Mr. Walpole disclaims beneficial ownership of these shares. Also includes 690 shares held for the account of Mr. Walpole by the trustee of the Company's Advantage Plan.
(12) Includes 13,583 shares which are covered by presently exercisable options under the Company's stock option plans. Also includes 1,207 shares held for the account of Mr. Whitehead by the trustee of the Company's Advantage Plan.
(13) Includes 178,879 shares which are covered by presently exercisable options under the Company's stock option plans. Also includes 24,938 shares held for the account of four officers of the Company by the trustee of the Company's Advantage Plan and includes 1,238 shares held for one officer of the Company by the trustee of the Company's Employee Stock Ownership Plan.

                   IDENTIFICATION OF OTHER EXECUTIVE OFFICERS

         A description of the Company's other executive officers, excepting those officers who are also Directors, is set forth below:

       Name                        Age                  Experience During the Past Five Years
------------------                 ---                  -------------------------------------
Daniel L. Hittler                   60    Secretary of the Company since 1993.  Chief Administrative Officer of the Company from 1994 to present.  Director of Administration from 1992 to 1993.  Director of Technical Planning from 1989 to
                                          1992.

Michael A. Shope                    51    Chief Financial Officer of the Company since December 1993.
                                          Treasurer of the Company since April 1994.  Treasurer of Libbey-
                                          Owens-Ford Co., a manufacturer of glass for automotive and industrial applications, from 1986 to 1993.


Gary L. Vollmar                     44    President of Walbro Automotive Corporation since 1993.  Vice-
                                          President of the Company since 1989.  Chief Financial Officer of the Company from 1989 to 1993.

Richard H. Whitehead, III           51    Vice-President of the Company since 1988.  Vice-President/General
                                          Manager, Automotive Division-Whitehead from 1988 to 1990.

         For a description of those executive officers who are also Directors, see the Class I and II Director charts. Each executive officer shall serve in the capacity described above until such time as his successor is duly elected and qualified.

                           INDEBTEDNESS OF MANAGEMENT

         The following Named Officers (as defined on page 11) are indebted to the Company as disclosed in the following table. The principal amount of the indebtedness in each case relates to loans made by the Company to the Named Officers and to approximately 24 other employees (collectively the "Borrowers") to permit them to repay individual bank loans that came due. The bank loans originated approximately six years ago to enable the borrowers collectively to acquire approximately 84,500 shares of the Common Stock from UIS, Inc. which had acquired the shares in 1987 as part of an unsuccessful tender offer strategy. The loans carry interest at prime.

                                                                            Maximum
                                                                         Indebtedness
                                                                       Since January 1,      Indebtedness at
          Name                             Position                          1995           February 19, 1996
-------------------                        --------                    ----------------     -----------------
Lambert E. Althaver       Chairman, President and Chief Executive            $161,250             $161,250
                          Officer
Gary L. Vollmar           Vice-President                                      145,125              145,125
Robert H. Walpole         Vice-President                                      112,875              112,875



               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

        Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and persons who own greater than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Commission. Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that, except as set forth below, during 1995 all Section 16 filing requirements applicable to its officers, directors and 10% beneficial owners were complied with by such persons.

        Mr. Whitehead did not timely report one transaction on a Form 4 during 1995; however, the information required was included in a Form 5 filed in February 1996.

                             EXECUTIVE COMPENSATION

         The table below provides information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1995, 1994 and 1993 of the persons who were at December 31, 1995 (i) the Chief Executive Officer and (ii) the four other most highly compensated (based upon combined salary and bonus) executive officers of the Company (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                              Long Term
                                                                            Compensation
                                                Annual Compensation           Awards (1)
                                               ------------------------      -----------
                                                                              Securities         All Other
             Name and                          Salary          Bonus          Underlying       Compensation
        Principal Position          Year         ($)            ($)          Options (#)          ($)(2)
 ------------------------------     ----       --------        --------      -----------       ------------
  Lambert E. Althaver               1995       $375,000            -0-            15,625             $9,100
  Chairman, President and Chief     1994        330,000            -0-            14,559             11,575
  Executive Officer                 1993        305,000            -0-            11,244             11,229

  Robert H. Walpole                 1995        254,000            -0-               -0-              8,550
  Vice-President                    1994        242,000            -0-               -0-             11,725
                                    1993        235,000            -0-               -0-             10,244

  Gary L. Vollmar                   1995        225,000            -0-             9,375              9,000
  Vice-President                    1994        200,000            -0-             8,824              8,849
                                    1993        166,670            -0-             6,452              7,705

  Richard H. Whitehead, III         1995        180,000            -0-            10,000              6,040
  Vice-President                    1994        170,000            -0-             7,500              5,006
                                    1993        165,000            -0-             6,083              6,866

  Michael A. Shope                  1995        135,000        $18,750             4,500              2,025
  Treasurer and Chief Financial     1994        125,000            -0-             3,309                -0-
  Officer                           1993            -0-            -0-               -0-                -0-

(1) None of the Named Officers had any restricted stockholdings as of December 31, 1995.

(2) These amounts represent matching and retirement contributions made by the Company pursuant to its salary savings plan, entitled the Advantage Plan.

         The following table provides information on grants of stock options in 1995 to the Named Officers pursuant to the Equity Plan. No stock appreciation rights were granted under the Equity Plan during 1995.

                             OPTION GRANTS IN 1995

                                                                                       Potential Realizable
                                                                                     Value at Assumed Annual
                                                                                       Rates of Stock Price
                                     Individual                                      Appreciation for Option
                                       Grants                                               Terms (2)
-----------------------------------------------------------------------------------  ------------------------
                                  Number of
                                 Securities    % of Total
                                 Underlying     Options
                                   Options     Granted to  Exercise
                                   Granted     Employees     Price     Expiration
              Name                 (#) (1)      in 1995     ($/Sh)        Date           5% ($)      10% ($)
  -------------------------      ----------    ----------  ---------   ------------      --------    --------
  Lambert E. Althaver                15,625        14.2%      $18.00     12/11/2005      $176,877    $448,240
  Robert H. Walpole                  -0-          -0-             --             --            --          --


  Gary L. Vollmar                     9,375         8.5        18.00     12/11/2005       106,126     268,944
  Richard H. Whitehead, III          10,000         9.1        18.00     12/11/2005       113,201     286,876


  Michael A. Shope                    4,500         4.1        18.00     12/11/2005        50,940     129,093

(1) These options were granted under the Equity Plan, approved, as amended, by the stockholders on April 19, 1995. The Named Officers may exercise the options at a price of $18.00 per share at any time after June 11, 1996 through December 11, 2005. Each option includes the grant of a stock performance award under the terms of which the Named Officer will receive a target number of shares of Common Stock if the $18.00 share price appreciates to $39.46 per share by December 11, 2000.

(2) Gains are reportable net of the option exercise price but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercise are dependent on the future performance of Common Stock, as well as the option holder's continued employment throughout the vesting period. The amounts reflected in the Table may not necessarily be achieved.

         The following table provides information for the Named Officers' unexercised options at December 31, 1995. Included are options granted under the Equity Plan.

                      AGGREGATED OPTION EXERCISES IN 1995
                        AND YEAR-END 1995 OPTION VALUES

                                        Number of Securities Underlying      Value of Unexercised In-the-Money
                                             Unexercised Options at            Options at December 31, 1995
                                             December 31, 1995 (#)                        ($)(1)
                                        ---------------------------------    ---------------------------------
                Name                      Exercisable       Unexercisable       Exercisable      Unexercisable
  --------------------------              ------------      -------------       -----------      -------------
  Lambert E. Althaver                         55,349            15,625           $133,155             $1,953


  Robert H. Walpole                              -0-               -0-                -0-                -0-
  Gary L. Vollmar                             28,740             9,375             64,972              1,172


  Richard H. Whitehead, III                   13,583            10,000              8,438              1,250


  Michael A. Shope                             3,309             4,500              3,723                563

(1) Based upon the difference between the exercise price and the $18 1/8 closing price of the Common Stock on the Nasdaq National Market on December 29, 1995.

         The following table provides information on awards in 1995 to the Named Officers pursuant to the Company's Equity Plan and its Engine Management Corporation Incentive Compensation Plan.

                    LONG-TERM INCENTIVE PLANS AWARDS IN 1995


                                                                             Estimated Future Payouts under
                                                                              Non-Stock Price-Based Plans
                                                         Performance or      ------------------------------
                                   Number of Shares,      Other Period
                                    Units or Other      Until Maturation                 Target
               Name                   Rights (#)           or Payout                       ($)
  --------------------------       -----------------    ----------------                --------
  Lambert E. Althaver                     -0-                 N/A                         N/A

  Robert H. Walpole                  22 Units (1)           1/2 year                    $281,603
  Gary L. Vollmar                         -0-                 N/A                         N/A

  Richard H. Whitehead, III               -0-                 N/A                         N/A

  Michael A. Shope                        -0-                 N/A                         N/A

(1) Award granted under the Company's Engine Management Incentive Compensation Plan, which provides an opportunity for participants to share a pool of money (the "Pool") if Engine Management Corporation ("EMC") meets cumulative financial performance goals ("EBIT Target") over a five year period, commencing July 1, 1991. A total of 500 units are being granted under the Plan, 100 each fiscal year. Each participant, including the Named Officer, is entitled to the percentage of the Pool calculated by dividing his total units granted by 500. Threshold before any dollars are assigned to the Pool is 70% of the EBIT Target. The value of the Pool as of the determination date is equal to the product of the fair market value of EMC (as determined by an independent investment advisor) and a target percentage. If the cumulative financial performance goal is achieved or exceeded, the target is 15%. If the performance is between 70% and 100% of the goal, the target percentage is decreased proportionately.

EMPLOYMENT AND SEVERANCE AGREEMENTS

         The Company has entered into employment agreements with Messrs. Althaver and Vollmar which have terms beginning on August 6, 1993 and ending on August 5, 1994 and provide them minimum base salaries of $305,000 and $150,000, respectively, subject to review and increase by the Compensation Committee. Also, the Company has entered into an employment agreement with Mr. Shope which has a term beginning December 20, 1993 and ending December 19, 1994 and provides a minimum base salary of $125,000, subject to review by the Compensation Committee. The Company also entered into an employment agreement with Mr. Whitehead, which has a term expiring in May 1, 1996 and provides him with a minimum base salary of $180,000 per year subject to review by the Compensation Committee. Each employment agreement is renewable automatically for twelve months, subject to cancellation by the Company prior to the anniversary date. The employment agreements with Messrs. Althaver and Vollmar have been renewed through August 5, 1996. The employment agreement with Mr. Shope has been renewed through December 19, 1996. In addition, each is entitled to participate in the Equity Plan. The Company has also entered into an employment agreement with Mr. Walpole which has a term beginning on October 1, 1993 and ending on September 30, 1994 and provides him a minimum base salary of $235,000, subject to review and increase by the Compensation Committee. The employment agreement with Mr. Walpole has been renewed through September 30, 1996. In addition, he is entitled to participate in the Company's Engine Management Incentive Compensation Plan. See "Compensation Committee Report on Executive Compensation."

         Each employment agreement includes a severance clause under the terms of which the employee is entitled to severance pay if during the initial term of the agreement or a renewal term, his employment is terminated by the Company other than as a result of his (i) permanent disability or (ii) termination for cause. The severance pay payable under the agreements is an amount equal to the annual base compensation being paid to the Named Officer at the date of termination, offset by the amount due under the portion of the employment agreement that had not yet been performed, if any, and the amount of compensation the Named Officer may receive from any other employers during the twelve months immediately following the date notice of termination is given to him by the Company.

         In 1990, the Company entered into Severance Compensation Consulting Agreements (the "Severance Agreements") with over 40 senior employees, including each of the Named Officers. The Severance Agreements were the result of a determination by the Board of Directors that it was important to, and in the best interests of the Company and its stockholders to ensure that, in the event of a possible change in control of the Company, the stability and continuity of management will continue unimpaired, free of distraction incident to any such change in control.

         The Severance Agreements provide that if during a two-year period following a Change in Control of the Company (as described below), an employee's employment is terminated by the Company other than for cause, death or permanent disability, or if the employee terminates employment for good reason, the employee will receive (1) a single sum payment equal to either three times or two times (depending upon the individual employment agreement) the employee's average compensation of the prior five calendar years (including incentive bonus), and (2) 36 months of additional medical, dental, life, disability and accident insurance and other perquisites substantially similar to that in effect for the employee at the time of the Change in Control. However, in no event can the payments and benefits exceed an amount which would render them "parachute payments" under Section 280G of the Internal Revenue Code. In order to assure an orderly transition in the event of a Change in Control, the covered employees have agreed to remain in the employ of the Company for a period of ninety (90) days following a Change in Control.
"Change in Control" of the Company is defined to include certain reorganizations, consolidations or mergers of the Company, certain sales or transfers of substantially all the assets of the Company, approval by the stockholders of the Company of its liquidation or dissolution, a change in the composition of the Company's Board of Directors such that it is comprised of directors a majority of whom are not "Continuing Directors" as defined in the agreements, or the acquisition by certain persons of thirty percent or more of the combined voting power of the Company's outstanding securities.

         The Severance Agreements further provide that following a Change of Control, if the employee terminates employment other than for good reason and the Company could not have terminated the employee for cause, death or disability, the employee may elect to serve as a consultant to the Company for a one-year period following the termination of employment and will be paid a single sum amount equal to the annual compensation, including bonus, paid the individual during the immediately preceding calendar year. The individual will also be provided an additional year of coverage with respect to medical, dental, life, disability and accident insurance and other perquisites substantially similar to the insurance and other perquisites at the time the employee elects to render consulting services.

         The Severance Agreements have a term of two years, renewable automatically for additional twelve month periods, subject to cancellation by the Company upon six months advance notice. If there has been a Change in Control during the term of the Severance Agreements they would expire two years after the Change in Control.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

         Recognizing that an organization's long term success is in large part determined by the quality of leadership provided by its executive officers, the Company has designed its executive compensation program to attract, motivate and retain the highest level of executive talent and to align these executives' interests with the long term interests of the stockholders. The program is comprised of base salary, long term incentive opportunities, cash bonuses and benefits typically offered to executives by comparably sized manufacturing companies.

         The Compensation Committee, which is comprised solely of outside Directors, determines the compensation of the executive officers of the Company, including the Named Officers, and sets the policies for, and reviews the compensation awarded to, the approximately next 25 most highly compensated employees. In reviewing the individual performances of the Named Officers (other than Mr. Althaver, the CEO), the Compensation Committee considers the recommendations of Mr. Althaver.

         The Compensation Committee currently intends for all compensation paid to the Named Officers to be tax deductible pursuant to Section 162(m) of the Internal Revenue Code. In the future, however, if in the judgment of the Compensation Committee the benefits to the Company outweigh any costs to the Company of such failure to qualify, the Compensation Committee may adopt such a program.

BASE SALARY

         The Committee believes that base compensation should primarily be a function of the competitive environment of the marketplace. Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for positions of comparable complexity and responsibility. For this purpose the Company utilizes the services of a compensation consultant. Hay Management Consultants, whose data are based on a survey (the "Survey") of executive positions in over 700 industrial companies of all types, has provided this service through 1994. For 1995, Zachary D. Ford and Associates (Ford) provided a similar service. The principal consultant at Ford was a former senior employee at Hay who used the same methodology and the same database to perform the compensation analysis. The base salaries paid to two of the Named Officers are in the top half of comparable positions included in the Hay database; three of the Named Officers are below the 50th percentile of the survey database.

         With respect to the base salary granted to Mr. Althaver in 1995, the Compensation Committee utilized the Survey and also considered the longevity of Mr. Althaver's service to the Company and its belief that Mr. Althaver is an excellent representative of the Company to the public. Mr. Althaver was granted a base salary of $375,000 for 1995, an increase of 13.6% over his $330,000 base salary for 1994. The Committee's decision to increase Mr. Althaver's base compensation was not directly based upon or related to the Company's financial performance.

LONG TERM INCENTIVE COMPENSATION

         Under the Company's executive compensation program, each Named Officer's opportunity for incentive compensation is in large part tied to the Company's financial performance, through participation in either the Equity Plan or Walbro Engine Management Incentive Compensation Plan.

         Equity Based Long Term Incentive Plan. Key executives not assigned to the Engine Management Corporation subsidiary are entitled to participate in the Equity Plan, approved by the stockholders, as amended, on April 19, 1995. The Equity Plan provides the participants the opportunity to receive stock options at the prevailing market rate. Included with the stock options are stock performance awards tied to appreciation of the Common Stock.

         The size of each stock option award, the aggregate exercise price of which cannot exceed 125% of the executive's base salary, is determined by the Compensation Committee. In making this determination the Committee considers competitive industry practice, as reported in the Hay Survey, and the Company's financial performance for the most recent fiscal year measured against its short term and long term goals. In addition, the Committee considers other performance measures which may not directly bear on short term stock performance, including, where appropriate, sales growth, market share, improvements in product quality and improvements in relations with customers, suppliers and employees, assigning no specific weight to any one performance measure.

         Each stock option includes a stock performance award which provides an opportunity to receive a target number of shares of the Common Stock if the share price of the stock appreciates at a compound 17% rate per year for a period of five years from the date of grant. If the appreciation is achieved, the target number of shares will be issued to the executive. Such shares would have a fair market value approximately equal to the exercise price of the stock option.

         In 1995, Mr. Althaver received options to purchase 15,625 shares of Common Stock at $18.00 per share, the fair market value of the options on the date the options were granted. In determining the number of stock options to award Mr. Althaver, the Committee assessed the Company's financial performance relative to its goals for net income for the year, and it took into consideration certain subjective factors, including its evaluation of his accomplishments in strategic planning and the steps taken to expand the Company's products and markets. This stock option component of the CEO's 1995 compensation was 25% less than the maximum potential grant authorized under the Equity Plan, directly reflecting the Company's below-target earnings. The Committee also considered Mr. Althaver's role in the successful completion during 1995 of the acquisition of the fuel systems business of Dyno Industrier A.S., Oslo, Norway, and the related $110 million private placement of ten year senior notes and new $135 million credit facility.

         Mr. Althaver received a total of 390 stock performance award shares in 1995, all of which were pursuant to stock options granted on December 5, 1994. The fair market value of the shares as of December 31, 1995 was $7,069. The number of stock performance award shares earned by Mr. Althaver was determined by the formula established by the Equity Plan.

        Engine Management Incentive Compensation Plan . Incentive compensation for executive officers assigned to the Walbro Engine Management Corporation subsidiary ("EMC"), including Mr. Walpole, is tied to EMC's financial performance measured against the five year plan ending June 30, 1996. Participants are entitled to share a pool of dollars the size of which is based upon EMC's degree of success in achieving a cumulative five year earnings target. The threshold before any dollars are assigned to the pool is 70% of the five year plan. The value of the performance pool as of the determination date is equal to the product of the fair market value of EMC and a target percentage determined by the amount of imputed debt outstanding under the EMC plan.

                             COMPENSATION COMMITTEE
                        William T. Bacon, Jr., Chairman

                Frank E. Bauchiero             Robert D. Tuttle

                               PERFORMANCE GRAPH

         The following graph shows a five year comparison of cumulative total returns for the Company, the S&P 500 composite index, a peer group of companies selected by the Company (the "New Peer Group"), and a peer group of companies described more fully below (the "Old Peer Group") which until this year, was used by the Company for purposes of this comparison. The Company determined to change its peer group of companies from those included in the prior year's proxy statement because it believes that the companies included in the New Peer Group represent a more comparable group of companies.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                     1990     1991    1992     1993     1994     1995
Walbro Corporation                  100.00   223.33  356.70   307.19   222.14   215.00
Standard and Poor's 500 Index       100.00   130.47  140.41   154.56   156.60   214.86
New Peer Group                      100.00   140.43  211.31   327.93   244.59   230.30
Old Peer Group                      100.00    97.98  161.15   262.96   195.01   215.44



        The comparison assumes $100 was invested on December 31, 1990 in the Common Stock, the S&P 500 index, the New Peer Group and in the Old Peer Group.

         The companies in the New Peer Group, all of which are in the automotive industry, are as follows:

                          Arvin Industries, Inc.                       Mascotech, Inc.
                          Borg Warner Automotive, Inc.                 Masland Corporation
                          Breed Technologies Inc.                      Shiloh Industries Inc.
                          Collins & Aikman Products Co.                Simpson Industries, Inc.
                          Donnelly Corporation                         A.O. Smith Corporation
                          Excel Industries, Inc.                       The Standard Products Company
                          Gentex Corporation                           Stant Corporation
                          Harvard Industries, Inc.                     Superior Industries International, Inc.
                          Hayes Wheels International, Inc.             Tower Automotive
                          Intermet Corporation                         Walbro Corporation

                          The companies in the Old Peer Group, all of which are in the automotive parts industry, are as follows:

                          Custom Chrome Inc.                           Modine Manufacturing Company
                          Defiance Inc.                                R & B Inc.
                          Douglas and Lomason Company                  Republic Automotive Plans Inc.
                          Durakon Industries Inc.                      Simpson Industries, Inc.
                          Hahn Automotive Warehouse Inc.               TBC Corporation
                          Insurance Auto Auctions                      Venturian Corporation
                          Lund International Holdings Inc.             Walbro Corporation
                          Mascotech, Inc.


         In 1995, Automotive Industries Holding and Bestop Inc., which were included in the Company's peer group in prior years' proxy statements, were acquired by Lear Seating Corporation and Douglas & Lomason Company, respectively. In December of 1994, Trico Products Corporation, which also was included in the Company's peer group in prior years' proxy statements, was
acquired by Stant Corporation.   As a result of these acquisitions, these three
companies have been deleted from the Old Peer Group.

                         INDEPENDENT PUBLIC ACCOUNTANT

         The Board of Directors, upon recommendation of the Audit Committee, has appointed Arthur Andersen & Co. to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 1996. Arthur Andersen & Co. has been the Company's independent public accountant for ten years. A representative of Arthur Andersen & Co. is expected to be present at the Annual Meeting with the opportunity to make a statement, if he or she desires, and is expected to be available to respond to appropriate questions with respect to that firm's examination of the Company's Consolidated Financial Statements.


                         PROPOSALS OF SECURITY HOLDERS

         Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders must be received by the Secretary of the Company, 6242 Garfield Street, Cass City, Michigan 48726, no later than November 14, 1996.


                                   FORM 10-K

         The Company will furnish without charge a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1995, including the financial statements and the schedules thereto, upon the written request of any security holder as of the record date, and will provide copies of the exhibits to such Annual Report upon payment of a reasonable fee which shall not exceed the Company's reasonable expenses incurred in connection therewith. Requests for such materials should be directed to Secretary, Walbro Corporation, 6242 Garfield Street, Cass City, Michigan, 48726.


                                 OTHER BUSINESS

         It is not anticipated that any matters will be presented to the stockholders other than those mentioned in this Notice. However, if other matters are brought before the meeting, it is intended that the persons named in the Proxy will vote as the Board of Directors directs.


                                        By order of the Board of Directors

                                        /s/ Daniel L. Hittler
                                        ---------------------------------------
                                        Daniel L. Hittler, Secretary



                   ALL STOCKHOLDERS ARE URGENTLY REQUESTED

                   TO SIGN AND MAIL THEIR PROXIES PROMPTLY

PROXY                                                                                                                       PROXY

                                      PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
                                                 ANNUAL MEETING OF STOCKHOLDERS OF
                                                        WALBRO CORPORATION
                                                   TO BE HELD ON APRIL 17, 1996

        The undersigned hereby appoints Lambert E. Althaver and Robert H. Walpole, and each or either of them, with power of substitution, as attorneys and proxies for and in the name and place of the undersigned, to vote the number of shares that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Stockholders of Walbro Corporation to be
held in Auburn Hills, Michigan at the Company's automotive headquarters, 1227 Centre Road, on the 17th day of April, 1996 at 11:00
a.m. EDT, or at any adjournment thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy
Statement, receipt of which is hereby acknowledged.

                  IF NOT MARKED TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1.

                          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED IN PROPOSAL 1.

                       IMPORTANT: THIS PROXY IS CONTINUED AND MUST BE SIGNED AND DATED ON THE REVERSE SIDE.



                                                        WALBRO CORPORATION
                            PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  /X/
[                                                                                                                                 ]
                                                                           FOR ALL
                                                                           EXCEPT
                                                                           NOMINEES
1. ELECTION OF CLASS III DIRECTORS:                         FOR  WITHHELD  CROSSED OUT    2. IN THEIR DISCRETION, THE PROXIES ARE
   William T. Bacon, Frank E. Bauchiero, Vernon E. Oechsle  / /    / /       / /             AUTHORIZED TO VOTE UPON SUCH OTHER
  (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL                                          MATTERS AS MAY PROPERLY COME BEFORE
   NOMINEE(S), STRIKE A LINE THROUGH THE NOMINEE'S NAME                                      THE MEETING.
   ABOVE AND FILL IN THE "FOR ALL EXCEPT NOMINEES
   CROSSED OUT" OVAL.)


                                                                                __________________________________________________
                                                                                Signature

                                                                                __________________________________________________
                                                                                Signature (if held jointly)


                                                                                Dated: _____________________________________, 1996

                                                                                Signature(s) of holders of common stock should agree
                                                                                with the name(s) shown on this Proxy.  For joint
                                                                                accounts, both owners should sign.  When signing as
                                                                                attorney, executor, administrator, trustee or
                                                                                guardian, please give title as such.  When signing
                                                                                as a corporation, please sign in full corporate name
                                                                                by President or other authorized officer.  When
                                                                                signing as a partnership, please sign in partnership
                                                                                name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                             EDGAR FORMAT APPENDIX


        Pursuant to Rule 304(a) of Regulation S-T, following is a list of all graphic or image information contained in the paper format version of the Notice of Annual Meeting of Stockholders, Proxy Statement and Form of Proxy:

        1. The Notice of Annual Meeting (cover page) contains the Walbro Corporation logo, centered at the top of the page on the left margin. The logo consists of the word "Walbro".

        2. Page 18 contains a line graph, with the horizontal axis labeled in years from 1990 through 1995, and the vertical axis labeled in dollars from 0 to 400, in increments of 50, on which the data contained in the table on page 18 of the attached EDGAR format version is represented by four lines, labeled "Walbro Corporation", "Standard and Poor's 500 Index", "New Peer Group" and "Old Peer Group", respectively. Both the key to the lines contained in the graph and the data represented in the graph are set forth below the graph.